Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-46590, No. 333-76615, No. 333-124050 and No. 333-124844) on Form S-8 and the Registration Statement (No. 333-76611) on Form S-3D of First M&F Corporation of our reports dated February 22, 2008 relating to the consolidated financial statements of First M&F Corporation and internal control over financial reporting of First M&F Corporation included in this annual report (Form 10-K) for the year ended December 31, 2007.

/s/ Shearer, Taylor & Co., P.A.
Ridgeland, Mississippi
March 12, 2008